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Contact:       Glenn Zagoren
               ProNetLink.com
               212-688-8838


               PRONETLINK.COM ANNOUNCES $3 MILLION IN NEW FUNDING

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                                                    FOR RELEASE OCTOBER 11, 2000

NEW YORK, OCTOBER 11, 2000 - ProNetLink.com (OTC BB: PNLK), the Global Trade Internetwork(TM), today announced it has secured private funding commitments of $3 million. The board of directors approved the financing transactions on October 10, 2000. The new funding will be used in the build out of existing and new technology products, expansion of sales and marketing staff and programs, and general working capital requirements.

ProNetLink.com Founder, President and CEO Jean Pierre Collardeau has loaned the company $500,000 for a two-year period and has additionally entered into a note purchase agreement that obligates him to lend up to a further $2 million to the company subject to determination by the company of its cash requirements. The note purchase agreement is committed for the period ending September 30, 2001. In addition, the company has raised an additional $500,000 in a private placement of ProNetLink Common Stock.

On August 8, 2000, the company issued a one-year, $1 million convertible note to Mr. Collardeau. The maturity date on that transaction has been extended for a further 12 months and is now due on August 8, 2002.

Collardeau commented that his further financial commitment to the company, "underscores my confidence in the ProNetLink business model, my confidence in our employees, the strength of our technology and our vision to meaningfully participate in the rapid growth of Internet-based B2B global trade, particularly in the small and medium enterprise sector.

This new funding is part of the company's ongoing capital planning process, which includes discussions with a variety of funding sources including private equity firms and value added partners.

ABOUT PRONETLINK.COM

ProNetLink.com offers a frictionless e-commerce solution for global trade. ProNetLink's website (www.ProNetLink.com), called The Global Trade Internetwork(TM) is an online,


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interactive webtool(TM) where small to medium sized businesses can work within the site to arrange all areas of global trade including procurement, logistics, finance, insurance, product certification and much more. Seasoned professionals or newcomers to the world trade market can use ProNetLink.com to identify business opportunities that will help increase revenues, as well as take advantage of tools and resources that will enhance operating efficiencies. ProNetLink.com offers a horizontal trade services solution for vertical e-based businesses around the world. Currently the ProNetLink.com Procurement Directory contains over 6.8 million companies from 177 countries.

ProNetLink.com also offers www.PNLTV.com, the Internet's first global trade news and information broadcast network. PNLTV.com broadcasts a live newscast Monday through Friday at 11:00 a.m. EST featuring current global trade issues, interviews with government and international business leaders and reports from correspondents from around the world. PNLTV.com also offers broadcast Virtual Trade Shows, infomercials, training seminars and in-depth coverage of special trade related events from the United Nations, U.S. Department of Commerce, WTO Meetings and the Davos Economic Forum. All PNLTV.com broadcasts are archived for viewing on demand.

PNLTV.com is free to viewers and can be accessed through the ProNetLink.com home page or by visiting www.PNLTV.com. Webmasters interested in carrying PNLTV.com broadcasts on their sites can contact gz@pnltv.com.

For more information please contact ProNetLink.com at +1 212 688 8838, email: info@pronetlink.com. Mail: 645 Fifth Avenue, Suite 303, New York, NY 10022.

ProNetLink.com is publicly traded on the NASDAQ exchange OTC Bulletin Board:
PNLK (PNLK.OB).

This release contains, in addition to historical information, forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect ProNetLink.com's current judgments of those issues. However, because those statements are forward-looking and apply to future events, they are subject to risks and uncertainties, which could cause the Company's results to differ materially.